RP(R) Financial, LC.
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Financial Services Industry Consultants




                                           March 19, 2004



Board of Directors
Home Federal Savings and Loan
  Association of Nampa
500 12th Avenue South
Nampa, Idaho  83653

Members of the Board of Directors:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion, and any amendments thereto, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Home Federal Bancorp, Inc.


                                           Sincerely,

                                           RP FINANCIAL, LC.



                                           /s/ GREGORY E. DUNN
                                           -------------------------------
                                           Gregory E. Dunn
                                           Senior Vice President






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